Exhibit 99.1

Redline Announces Parts Inventory Imbalance, Engages Outside Advisor; Resolution Expected to Require Additional Capital, Alter Delivery Plan

SAN DIEGO & MINNEAPOLIS—(BUSINESS WIRE)—May 10, 2004—Redline Performance Products, Inc. (AMEX:RED), a development-stage designer and manufacturer of Redline™ snowmobiles, today announced it has altered its planned delivery schedule for the 800 Revolt model snowmobile and engaged Manchester Companies, Inc., a Minneapolis-based advisory and investment banking firm, to help it evaluate its production plans and business strategies and seek new capital.

“We are committed to delivering a great product to snowmobile enthusiasts,” said Mark Payne, president and chief financial officer. “To date, we have delivered 27 of the approximately 400 units in our order backlog.

“At this time, however, we have determined that our inventory of component parts is out of balance with what we will need to complete delivery on our order backlog as originally scheduled. We have the supply chain network in place to complete deliveries, but will require additional capital to secure the needed parts and sustain manufacturing operations to fulfill the orders,” Payne said.

“We are working with Manchester to determine our need for additional financing, primarily for new component parts and manufacturing working capital,” Payne said. Without new financing, it is unlikely that the company will deliver the remaining units currently on order. “Our goal is to secure new financing so that we can fulfill our obligations and complete deliveries of our revolutionary snowmobiles for the upcoming 2005 model year,” he said.

ABOUT THE 800 REVOLT

Redline’s 800 Revolt is a high-performance, 800cc snowmobile designed for trail riding. The 800 Revolt incorporates patented and patent-pending technology - including a T-15 rear suspension system and clutch isolation drivetrain system - to produce a snowmobile that Redline believes provides better handling, a smoother ride, greater durability and more attractive styling. For downloadable images of the 800 Revolt, please visit www.1redline.com/pages/press2.html.

ABOUT REDLINE PERFORMANCE PRODUCTS, INC.

Redline Performance Products, Inc. designs, engineers, markets, manufactures and sells snowmobiles under the Redline™ brand name. The Company maintains its principal executive offices in San Diego and also has an office in Minneapolis. To learn more, please visit www.1redline.com.

FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “proposed,” “scheduled,” “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are estimates and projections reflecting the Company’s judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although the Company believes the forward-looking statements made in this news release are reasonable, the Company’s expectations may prove to be incorrect. The Company cautions you to not place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release.

Important factors that could cause the Company’s actual results to differ materially from estimates or projections contained in the forward-looking statements include our ability to obtain high-quality parts and subassemblies in a timely and cost-effective manner, the timely and successful assembly of snowmobiles by our contract assembler and the assembler’s ability to quickly ramp up production, having sufficient capital available to us to fund our production and other operations, compliance with the terms of our loan and related agreements, the overall quality and performance of Redline snowmobiles and the level of any warranty expenses, timely compliance with applicable snowmobile and other regulations, the number of dealers engaged by us, the number of purchase orders received from dealers, the demand for our snowmobiles from potential purchasers, and other factors described in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, and other documents, filed with the Securities and Exchange Commission.

CONTACT:	Redline Performance Products, Inc. Mark A. Payne, 952-345-2257 or BPC Financial Marketing 800-368-1217
SOURCE:	Redline Performance Products, Inc.

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